SCHEDULE A

The name, business address, and present principal occupation or employment of each of the executive officers and directors of the Reporting Persons are set forth below. The citizenship of each such person is the United States, unless otherwise stated.

Cannae Holdings, Inc.

Name	Present Principal Occupation or Employment	Business Address	Amount of Securities Beneficially Owned (1)		Percentage Beneficially Owned (1)
William P. Foley II	Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Directors of Cannae Holdings, Inc.	(2)	3,904,734	(3)	5.2%
Douglas K. Ammerman	Director of Cannae Holdings, Inc.	(2)
Hugh R. Harris	Director of Cannae Holdings, Inc	(2)
C. Malcolm Holland	Chief Executive Officer of Veritex Holdings, Inc.	8215 Westchester Dr Ste 400 Dallas, TX 75225
Mark D. Linehan	Chief Executive Officer of Wynmark Company	1125 Vereda Del Ciervo Goleta, CA 93117	12,500	(4)	Less than 1%
Frank R. Martire, Jr.	Founder and Partner of Bridgeport Partners	220 Fifth Avenue, 18th Floor New York, NY 10001	4,716,631	(5)	6.3%
Erika Meinhardt	Director of Cannae Holdings, Inc	601 Riverside Avenue Jacksonville, FL 32204
Barry B. Moullet	Principal of BBM Executive Insights, LLC	4017 S Atlantic Ave Ste 705 New Smyrna Beach, FL 32169
James B. Stallings, Jr.	Managing Partner of PS27 Ventures, LLC	7835 Bayberry Rd Jacksonville, FL 32256
Frank P. Willey	Partner at Hennelly & Grossfeld, LLP	10900 Wilshire Blvd, Ste 400 Los Angeles, CA 90024	50,000		Less than 1%
Ryan R. Caswell	President of Cannae Holdings, Inc.	(2)	235,778		Less than 1%
Bryan D. Coy	Executive Vice President and Chief Financial Officer of Cannae Holdings, Inc.	(2)
Peter T. Sadowski	Executive Vice President and Chief Legal Officer of Cannae Holdings, Inc.	(2)
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary of Cannae Holdings, Inc.	(2)
(1) Based on (i) 74,510,018 shares of Class A common stock outstanding as of February 28, 2025 (as reported by the Issuer in its Annual Report on Form 10-K) plus (ii) the number of shares of Class A common stock issuable to such Schedule A Person upon the exercise of Warrants or other securities convertible into shares of Class A common stock within 60 days of the date hereof owned by such Schedule A Person, if any.
(2) c/o Cannae Holdings, Inc., 1701 Village Center Circle, Las Vegas, NV 89134.
(3) Reflects 3,851,374 shares of Class A common stock held by Mr. Foley and 53,360 shares of Class A common stock directly held by Trasimene Trebia, LLC. Mr. Foley is the managing member of Trasimene Trebia, LLC, and therefore may be deemed to beneficially own the 53,360 shares of Class A common stock and ultimately exercises voting and dispositive power over such shares held by Trasimene Trebia, LLC.
(4) Reflects 12,500 shares of Class A common stock issuable upon the exercise of 12,500 Warrants.
(5) Reflects 4,450,879 shares of Class A common stock held by BGPT and 227,419 shares of Class A common stock and 38,333 unvested restricted stock units which convert into Class A common stock on a one-for-one basis upon vesting directly held by Mr. Martire, Jr. Mr. Martire Jr. and Mr. Frank Martire, III are the managing members of Bridgeport Partners GP LLC, the general partner of BGPT, and therefore may be deemed to beneficially own the 4,450,879 shares of Class A common stock and ultimately exercises voting and dispositive power over, such shares held by BGPT.

Cannae Holdings, LLC.

Name	Present Principal Occupation or Employment	Business Address	Amount of Securities Beneficially Owned	Percentage Beneficially Owned
William P. Foley II	Senior Managing Director, Cannae Holdings, LLC	(2)	(2)	(2)
Ryan R. Caswell	Managing Director and President, Cannae Holdings, LLC	(2)	(2)	(2)
Bryan D. Coy	Managing Director and Chief Finance Officer, Cannae Holdings, LLC	(2)	(2)	(2)
Michael L. Gravelle	Managing Director, General Counsel and Corporate Secretary, Cannae Holdings, LLC	(2)	(2)	(2)
Cannae Holdings, Inc. (1)	Managing Member, Cannae Holdings, LLC	(3)	(1)	(1)
(1) Cannae Holdings, Inc., a Nevada corporation, is the Managing Member of Cannae Holdings, LLC. See above and Item 5 of this Schedule 13D.
(2) See table for "Cannae Holdings, Inc." in this Schedule A.
(3) c/o Cannae Holdings, Inc., 1701 Village Center Circle, Las Vegas, NV 89134.
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